UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 10, 2011

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on May 10, 2011, the stockholders elected the Company’s Board of Directors and voted upon three Board proposals contained within the Company’s Proxy Statement dated April 7, 2011.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non Votes

Randall C. Stuewe	98,143,402	1,561,824	100,272	7,386,298
O. Thomas Albrecht	96,015,775	3,721,047	68,676	7,386,298
D. Eugene Ewing	99,140,231	564,758	100,509	7,386,298
Charles Macaluso	97,374,709	2,361,260	69,529	7,386,298
John D. March	97,103,476	2,632,843	69,179	7,386,298
Michael Rescoe	99,138,753	565,187	101,558	7,386,298
Michael Urbut	98,354,568	1,380,121	70,809	7,386,298

The stockholders voted on the following proposals and cast their votes as described below:

Board proposal to ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company’s independent registered public accountant for the fiscal year ending December 31, 2011:

For	Against	Abstentions	Broker Non Votes

103,967,990	1,561,501	1,662,305	0

Board proposal to approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstentions	Broker Non Votes

89,990,459	5,371,089	4,443,950	7,386,298

Board proposal regarding an advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non Votes

82,099,475	3,321,416	10,115,078	4,269,529	7,386,298

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board has determined that the Company will hold an advisory say on pay vote annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: May 13, 2011	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel